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                                EXHIBIT 10 (iii)

                                    AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         This Amendment ("Amendment") to the Agreement and Plan of Merger by and among Imojo, Inc. ("Imojo"), IMA Acquisition, Inc. ("IMA") and Skygivers, Inc. ("Skygivers") dated March 15, 2001 (the "Merger Agreement") is entered into as of this 11th day of April 2001. Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Merger Agreement.


                               W I T N E S S E T H

         WHEREAS, the parties desire to amend the Merger Agreement to reflect a change in the Merger Consideration.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

         1. AMENDMENT TO MERGER AGREEMENT. Section 1.7 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         SECTION 1.7 MERGER CONSIDERATION. At the Effective Time, IMOJO Shares, other than IMOJO Shares held in treasury (which shall be cancelled pursuant to Section 1.6(b) above), by virtue of the Merger and without any action on the part of the stockholders of IMOJO (the "IMOJO Stockholders"), automatically shall be canceled and extinguished and converted into the right to receive an aggregate of 600,000,000 Shares (as herein defined) (comprised of 79,900,000 shares of Common Stock of SkyGivers (the "Common Shares") and 520,100 shares of Preferred Stock having such name as shall be designated by SkyGivers Board of Directors (the "Preferred Shares") Each Preferred Share shall have the rights and privileges equal in all respects to 1,000 shares of Common

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         Stock. The Merger Consideration may be allocated and distributed to the
         IMOJO Stockholders, in accordance with their relative interests therein, in such combinations of Shares (Common Shares and/or Preferred Shares) as IMOJO may determine in its sole discretion. As used herein, a "Share" shall mean a Common Share or common share equivalent. Any reference herein to a quantity of Shares shall refer to that number of Common Shares or a number of Preferred Shares and/or Common Shares (in any combination) having the rights of an equivalent number of Common Shares.

         2. ENTIRE AGREEMENT. Except as specifically amended by the terms of this Amendment, the terms of the Merger Agreement shall remain in full force and effect.

         3. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the State of New York as applied to contracts that are executed and performed entirely in New York. The parties hereto agree that any action, suit, arbitration or other proceeding arising out of or related to this Amendment shall be brought, maintained and conducted only in New York, and each party hereby irrevocably consents and submits to the personal jurisdiction of an venue in the United States District Court for the Eastern District of New York and the New York State Courts located in Nassau County, New York in any such proceeding.

         4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Amendment on the day and year first above written.

SKYGIVERS, INC.                          IMOJO, INC.


By:  /s/ Corey Morrison                  By: /s/ Corey Morrison
    --------------------------------        ----------------------------------
Name: Corey Morrison, President          Name: Corey Morrison, President


IMA ACQUISITION, INC.

By:  /s/ Corey Morrison
    --------------------------------
Name: Corey Morrison, President